LIMITED POWER OF ATTORNEY
FOR SECTION 16 REPORTING OBLIGATIONS
       Know all by these presents that the undersigned hereby
makes constitutes and appoints each of Richard J. Schmaeling
Denise M. Parent Nicholas N. Mohamed and Katherine M. Whalen
signing singly and each acting individually  as the undersigneds true and lawful attorney in fact with full power and authority as hereinafter described to:
        1 	execute for and on behalf of the undersigned in the
undersigneds capacity as an officer and or director of LIN TV
Corp. the Company   Forms 3 4 and 5 including any amendments
thereto in accordance with Section 16 a of the Securities
Exchange Act of 1934 and the rules thereunder the Exchange Act
        2 	do and perform any and all acts for and on behalf of
the undersigned which may be necessary or desirable to prepare omplete and execute any such Form 3 4 or 5 prepare complete and execute any amendment or amendments thereto and timely deliver and file such form with the United States Securities and Exchange Commission and any stock exchange or similar authority
        3 	seek or obtain as the undersigneds representative
and on the undersigneds behalf  information regarding
transactions in the Companys securities from any third party including brokers  employee benefit plan administrators and
trustees and the undersigned hereby authorizes any such person to release any such information to such attorney in fact and approves and ratifies any such release of information and
        4 	take any other action of any type whatsoever in
connection with the foregoing which in the opinion of such
attorney in fact may be of benefit to  in the best interest
of  or legally required by  the undersigned  it being understood that the documents executed by such attorney in fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney in fact may approve in such attorney in facts discretion.
       The undersigned hereby grants to each such attorney in fact full power and authority to do and perform any and every act and thing whatsoever requisite necessary or proper to be done in the exercise of any of the rights and powers herein granted as fully to all intents and purposes as the undersigned might or could do if personally present with full power of substitution or revocation hereby ratifying and confirming all that such attorney in fact or such attorney in facts substitute or substitutes  shall
lawfully do or cause to be done by virtue of this power of
attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys in fact in serving in such capacity at the request of the undersigned are not assuming nor relieving nor is the Company assuming nor relieving any of the undersigneds responsibilities to comply with Section 16 of the
Exchange Act.  The undersigned acknowledges that neither the
Company nor the foregoing attorneys in fact assume i any liability for the undersigneds responsibility to comply with the requirement of the Exchange Act ii any liability of the undersigned for any failure to comply with such requirements or iii any obligation or liability of the undersigned for profit disgorgement under
Section 16 b of the Exchange Act.
       This Power of Attorney shall remain in full force and
effect until the undersigned is no longer required to file
Forms 3 4 and 5 with respect to the undersigneds holdings
of and transactions in securities issued by the Company
unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys in fact.
       IN WITNESS WHEREOF the undersigned has caused this
Power of Attorney to be executed as of this 18th day of September 2012.
       s John Muse
Signature
John Muse
Printed Name
DC   573852   #1301253 v1
BOSTON 1606121v1
DC   573852   #1301253 v1